SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 1/31/2006
File number 811-5686
Series No.: 7

72DD.    1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                          $ 6,003
         2.   Dividends for a second class of open-end company shares (000's
              Omitted)
              Class B                          $   967
              Class C                          $   350
              Investor Class                   $ 3,632

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                          000.1821
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                          000.1521
              Class C                          000.1521
              Investor Class                   000.1880

74U.      1.  Number of shares outstanding (000's Omitted)
              Class A                           33,298
          2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                            5,930
              Class C                            2,169
              Investor Class                    18,932

74V.      1.  Net asset value per share (to nearest cent)
              Class A                            $8.06
          2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                            $8.08
              Class C                            $8.06
              Investor Class                     $8.07